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                                  Exhibit 23.4




                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
SwapIt.com, Inc.


We consent to the use of our report dated February 10, 2000 relating to the balance sheet of SwapIt.com, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from October 28, 1999 (inception) through December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ MORGENSTERN & ASSOCIATES

Voorhees, NJ
September 1, 2000